UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Navios Maritime Midstream Partners L.P.

(Exact Name of Registrant as Specified in its Charter)

Republic of the Marshall Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7 Avenue de Grande Bretagne, Office 11B2

Monte Carlo, MC 98000 Monaco

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common units representing limited partner interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-199235 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

A description of the common units representing limited partner interests in Navios Maritime Midstream Partners L.P. (the “Registrant”) to be registered hereby is set forth under the captions “Summary,” “Our Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement,” “Material U.S. Federal Income Tax Considerations” and “Non-United States Tax Consideration” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form F-1, as may be amended (Registration No. 333-199235) initially filed with the Securities and Exchange Commission on October 9, 2014. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1	Registrant’s Registration Statement on Form F-1, as may be amended (Registration No. 333-199235), initially filed with the Securities and Exchange Commission on October 9, 2014 (incorporated herein by reference).

3.1	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-199235)).

3.2	Form of Second Amended and Restated Agreement of Limited Partnership of the Registrant (included as Appendix A to the prospectus and including a specimen unit certificate for the common units) (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-199235)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Navios Maritime Midstream Partners L.P.

Date: November 10, 2014	By:	/s/ Angeliki Frangou
		Name:	Angeliki Frangou
		Title:	Chairman and Chief Executive Officer

INDEX TO EXHIBITS

No.	Exhibit

1	Registrant’s Registration Statement on Form F-1, as may be amended (Registration No. 333-199235), initially filed with the Securities and Exchange Commission on October 9, 2014 (incorporated herein by reference).

3.1	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-199235)).

3.2	Form of Second Amended and Restated Agreement of Limited Partnership of the Registrant (included as Appendix A to the prospectus and including a specimen unit certificate for the common units) (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-199235)).